EXHIBIT 23.2

              [GOLDSTEIN GOLUB KESSLER & COMPANY, P.C. LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 23, 1997, on the consolidated statements of operations stockholder's equity and cash flows for the year ended December 31, 1996, included in Henley Healthcare, Inc.'s Form 10-KSB for the year ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in this registration statement.

GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
April 22, 1998